EXHIBIT 15.1

Independent Accountants’ Review Report

The General Partner and Unitholders

Alliance Capital Management Holding L.P.

We have reviewed the condensed statement of financial condition of Alliance Capital Management Holding L.P. (“Alliance Holding”) as of March 31, 2004, and the related condensed statements of income, changes in partners’ capital and comprehensive income and cash flows for the three-month periods ended March 31, 2004 and 2003. These condensed financial statements are the responsibility of the management of Alliance Capital Management Corporation, the General Partner.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants.  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the statement of financial condition of Alliance Holding as of December 31, 2003 and the related statements of income, changes in partners’ capital and comprehensive income and cash flows of Alliance Holding for the year ended December 31, 2003 (not presented herein); and in our report dated January 29, 2004, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying condensed statement of financial condition as of December 31, 2003, is fairly stated, in all material respects, in relation to the statement of financial condition from which it has been derived.

/s/ KPMG LLP
New York, New York
April 29, 2004